SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) Dec. 2, 2009

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, MN	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  612-330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On Dec. 2, 2009, Xcel Energy Inc. will host an analyst day in New York City.

Management plans to update investors on Xcel Energy’s operations and reiterate that 2009 earnings are expected to be near the mid-point of the guidance range of $1.45 to $1.55 per share.  Xcel Energy will initiate 2010 guidance of $1.55 to $1.65 per share and update its capital expenditure forecast.

2010 Guidance Assumptions are as follows:

•                  Colorado Public Utilities Commission issues order consistent with 2010 rate case settlement.

•                  Weather adjusted electric retail sales growth of 1 percent.

•                  Weather adjusted retail firm natural gas sales decline 1 percent to 2 percent.

•                  Operating and maintenance expenses increase $115 million to $135 million over 2009 levels, or approximately 6 percent to 7 percent based on increases in the following:

•                  Nuclear — $25 million

•                  Benefits — $25 million

•                  Comanche Unit 3 — $15 million

•                  Other expenses — $50 million to $70 million, or 3 percent to 4 percent.

•                  Depreciation expense increases $40 million to $50 million compared with 2009 levels.

•                  Interest expense increases $15 million to $25 million over 2009 levels.

•                  Allowance for funds used during construction-equity decreases $20 million to $25 million over 2009 levels.

•                  An effective tax rate of approximately 34 percent to 36 percent.

•                  Average common stockholders equity of approximately 460 million shares.

The 2010-2013 capital expenditure forecast is as follows:

2010	$2.235 billion
2011	$2.290 billion
2012	$2.125 billion
2013	$2.675 billion

Interested investors may access applicable presentation slides and webcasts at the following URL:

http://www.xcelenergy.com

This report made by Xcel Energy Inc. contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934.  The matters discussed herein, including our 2009 and 2010 full year Earnings Per Share guidance, and our capital expenditures forecast, are forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. Actual results may vary materially. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including the availability of credit and its impact on capital expenditures and the ability of Xcel Energy and its subsidiaries to obtain financing on favorable terms; business conditions in the energy industry; actions of credit rating agencies; competitive factors, including the extent and timing of the entry of additional competition in the markets served by Xcel Energy and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; actions of accounting regulatory bodies; and the other risk factors listed from time to time by Xcel Energy in reports filed with the Securities and Exchange Commission (SEC), including Risk Factors in Item 1A and Exhibit 99.01 of Xcel Energy’s Annual Report on Form 10-K for the year ended Dec. 31, 2008 and in Exhibit 99.01 and Item 1A on Xcel Energy’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2009 and Sept. 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

/s/ DAVID M. SPARBY
David M. Sparby
Vice President and Chief Financial Officer

Dec. 2, 2009